OREGON BAKING COMPANY
                                DBA MARSEE BAKING

                      Non-Qualified Stock Option Agreement
                      ------------------------------------



          Oregon Baking Company dba Marsee Baking, an Oregon corporation (the "Company"), hereby grants this ___ day of _______, 199_ to ________________ (the
"Optionee"), an option to purchase a maximum of ______ shares of its Common Stock, no par value, at the price of $1.00 per share, on the following terms and conditions:

          1. GRANT UNDER 1993 NON-QUALIFIED STOCK OPTION PLAN. This option is granted pursuant to and is governed by the Company's 1993 Non-Qualified Stock Option Plan, as amended (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

          2. GRANT AS NON-QUALIFIED OPTION. This option is intended to be a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result.

          3. EXERCISE OF OPTION. The Option may, subject to Section 2, exercise this option at any time within 10 years of the date of the option grant.

          4. PARTIAL EXERCISE. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

          5. PAYMENT OF PRICE. The option price is payable in United States dollars and may be paid in cash or by check.

          6. AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended) the "Securities Act"), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Securities Act. The Optionee or other person rightfully exercising this option shall sign a certificate, letter or other

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agreement, in form satisfactory to the Company, to such effect at the time of exercising this option and the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act.

          7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

          8. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

          9. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

          10. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a shareholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

          11. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. It is the purpose of this option to encourage the Optionee to work for the best interests of the Company and its shareholders. Since for example, those interests might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors

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to the business or the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Section 3 through 5 hereof, both inclusive, maintaining or being involved in a Business Relationship with the Company includes maintaining or being involved in a Business Relationship with a Related Corporation as defined in the Plan. This Agreement shall not in any way affect the right of the Company or any Related Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          12. WITHHOLDING TAXES. The Optionee agrees that the Company may withhold from the Optionee's wages or other remuneration of the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in such from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

          13. MARKET STAND-OFF PROVISIONS. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, as amended, including the Company's initial public offering, the Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares acquired under this option (the "Purchased Shares") without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or its underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. The limitations of this Section 17 shall remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and ceased to have any force or effect. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this
Section 17, to the same extent the Purchased Shares are at such time covered by such provisions. In order to enforce the limitations of this Section 17, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

          14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of State of Oregon.

          15. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Optionee and the Optionee's heirs, legal representatives, successors, assigns and transferees by operation of law, whether or not any such

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person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                             OREGON BAKING COMPANY
                                               dba MARSEE BAKING



                                             By_________________________________
                                             Title______________________________


                                             ___________________________________


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